UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2024

ENERGOUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36379	46-1318953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3590 North First Street, Suite 210

San Jose, California 95134

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (408) 963-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	WATT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2024, the Board of Directors (the “Board”) of Energous Corporation d/b/a Energous Wireless Power Solutions (the “Company”) appointed Mallorie Burak as the permanent Chief Executive Officer of the Company and as a member of the Board, each effective immediately. Ms. Burak will continue to serve as the Company’s Chief Financial Officer.

Ms. Burak, age 53, joined the Company in January 2024 as Chief Financial Officer and has also served as interim principal executive officer since March 2024. Prior to joining the Company, Ms. Burak served as President and Chief Financial Officer of Knightscope, Inc., an advanced public safety technology company, from October 2020 to January 2024, Chief Financial Officer of ThinFilm Electronics ASA, a solid-state lithium battery start-up, from July 2019 to June 2020, and Chief Financial Officer of Alta Devices, Inc., a GaAs thin-film solar technology start-up, from February 2016 to July 2019. Ms. Burak also acted as an Advisor and Board Member at Locale from July 2020 to September 2021, a Financial Advisor at SSG Capital Advisors LLC from January 2020 to October 2020, and as a Financial Advisor at SIM-X Tactical Solutions, Inc. from September 2015 to January 2020. Ms. Burak was previously President and Chief Financial Officer of FriendFinder Networks Inc., and served as Chief Financial Officer of Rainmaker Systems, Inc. and FoodLink, and Vice President and Acting Chief Financial Officer of Southwall Technologies. Ms. Burak holds a Bachelor of Science in Business Administration and an MBA from San Jose State University.

In connection with her appointment as Chief Executive Officer, Ms. Burak received a grant of 35,000 restricted stock units, which vest in four equal annual installments beginning on the first anniversary of the grant date. Other than this equity grant, there are no changes in the compensation and benefits of Ms. Burak in connection with these leadership appointments.

There are no understandings or arrangements with any person pursuant to which Ms. Burak was selected as Chief Executive Officer or as a director, and she is not party to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On October 17, 2024, the Company issued a press release announcing the leadership change outlined above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated October 17, 2024
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGOUS CORPORATION

Date: October 17, 2024	By:	/s/ Mallorie Burak
	Name:	Mallorie Burak
	Title:	Chief Executive Officer and Chief Financial Officer